Exhibit 10.3

EXCHANGE AGREEMENT
(Unrestricted Stock)
_______________ (the “Undersigned”), for itself and on behalf of the beneficial owners listed on Exhibit A hereto (“Accounts”) for whom the Undersigned holds contractual and investment authority (each Account, as well as the Undersigned if it is exchanging Notes (as defined below) hereunder, a “Holder”), enters into this Exchange Agreement (this “Agreement”) with Forest City Enterprises, Inc., an Ohio corporation (the “Company”) on July 16, 2015 whereby the Holders will exchange (the “Exchange”) the Company’s 3.625% convertible senior notes due 2020 (the “Notes”) for shares of the Company’s Class A common stock, par value $0.33⅓ per share (the “Common Stock”), and a cash payment.
On and subject to the terms and conditions set forth in this Agreement, the parties hereto agree as follows:
Article I: Exchange of the Notes for Common Stock
At the Initial Closing (as defined herein), the Undersigned hereby agrees to cause the Holders to exchange and deliver to the Company the following principal amount of Notes, and in exchange therefor the Company hereby agrees to issue to the Holders the number of Shares (as defined below) and, following the 5 Day VWAP Period, at the Second Closing (each as defined herein), to pay in cash, an amount as described below:

Aggregate Principal Amount of Notes to be Exchanged:	$______________________________ (the “Exchanged Notes”).

Number of Shares of Common Stock to be issued per $1,000 principal amount of Notes in Exchange: 41.3129 shares (the “Shares”).
Aggregate Cash Payment, that will be equal to the sum of (i) accrued but unpaid interest on such Exchanged Notes through the Initial Closing Date, (ii) the Purchase Calculation Amount, as calculated below, and (iii) cash in lieu of fractional shares (collectively, the “Cash Payment”).

For purposes of this Agreement, the “Purchase Calculation Amount” shall mean an amount per $1,000 principal amount of Exchanged Notes equal to $______________ (the “Exchange Price”) minus the Conversion Value. The Conversion Value is an amount per $1,000 principal amount of Exchanged Notes equal to 26.8534 multiplied by $22.87 (the price per share of the Common Stock as listed on the NYSE (as defined below) as of the close of trading on July 15, 2015) plus 14.4595 multiplied by the 5 Day VWAP. “5 Day VWAP” means the average of the Daily VWAP beginning on and including the date hereof and ending on and including July 22, 2015 (such period, the “5 Day VWAP Period” to be extended, in the event that the NYSE (as defined below) is closed for trading during any business day that falls within the 5 Day VWAP Period, by the number of business days that such exchange was closed), provided that the 5 Day VWAP will not be less than 90% of the closing reference stock price or more than 110% of the closing reference stock price. “Daily VWAP” means, for any trading day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “FCE/A<equity>VWAP” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day up to and including the final closing print (which is indicated by Condition Code “6” in Bloomberg) (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The closing of the Exchange shall take place on two separate dates (each, a “Closing”). The initial Closing (the “Initial Closing”) shall occur on July 21, 2015 (the “Initial Closing Date”), a date three business days after the date of this Agreement. At the Initial Closing, (a) each Holder shall deliver or cause to be delivered to the Company all right, title and interest in and to its Exchanged Notes (and no other consideration) free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer that the Company may deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Exchanged Notes free and clear of any Liens, and (b) the Company shall deliver to each Holder the number of Shares specified above (or, if there are no Accounts, the Company shall deliver to the Undersigned, as the sole Holder, all of the Shares specified above); provided, however, that the parties acknowledge that the delivery of the Shares to the Holders may be delayed due to procedures and mechanics within the system of the Depository Trust Company or the New York Stock Exchange (the “NYSE”) (including the procedures and mechanics regarding the listing of the Shares on such Exchange) or other events beyond the Company’s control and that such delay will not be a default under this Agreement so long as (i) the Company is using its reasonable best efforts to effect the issuance of the Shares, and (ii) such delay is no longer than five business days. No fractional shares will be issued in the Exchange.
The second Closing (the “Second Closing”) shall occur on July 27, 2015, the date three business days following July 22, 2015, the last day of the 5 Day VWAP Period (unless otherwise extended as described above). At the Second Closing the Company shall deliver to each Holder the portion of the Cash Payment to those specified on Exhibit A hereto (or, if there are no Accounts, the Company shall deliver to the Undersigned, as the sole Holder all of the Cash Payment specified above). Simultaneously with or after the Closings, the Company may issue shares of Common Stock to one or more other holders of outstanding Notes or to other investors. The cancellation of the Exchanged Notes and the delivery of the Shares shall be effected via DWAC pursuant to the instructions to be provided by Lazard Frères & Co. LLC (“Lazard”) post-pricing. Lazard shall provide instructions to the Undersigned for settlement of the Exchange.
Article II: Covenants, Representations and Warranties of the Holders
The Undersigned hereby covenants as follows, and makes the following representations and warranties on its own behalf and where specified below, on behalf of each Holder, each of which is and shall be true and correct on the date hereof and at each Closing, to the Company and Lazard, and all such covenants, representations and warranties shall survive each Closing.
Section 2.1    Power and Authorization. The Undersigned and each Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and the Undersigned has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby, in each case on behalf of each Holder. If the Undersigned is executing this Agreement on behalf of Accounts, (a) the Undersigned has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and bind, each Account, and (b) Exhibit A hereto is a true, correct and complete list of (i) the name of each Account and (ii) the principal amount of such Account’s Exchanged Notes.
Section 2.2    Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Undersigned and constitutes a valid and legally binding obligation of the Undersigned and each Holder, enforceable against the Undersigned and each Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the Undersigned’s or the applicable Holder’s organizational documents, (ii) any agreement or instrument to which the Undersigned or the applicable Holder is a party or by which the Undersigned or the applicable Holder or any of their respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Undersigned or the applicable Holder, except in the case of clause (iii), where such violations, conflicts, breaches or defaults would not affect the Undersigned’s or the applicable Holder’s ability to consummate the transactions contemplated hereby in any material respect.
Section 2.3    Title to the Exchanged Notes. The Holder is the sole legal and beneficial owner of the Exchanged Notes set forth opposite its name on Exhibit A hereto (or, if there are no Accounts, the Undersigned is the sole legal and beneficial owner of all of the Exchanged Notes). The Holder has good, valid and marketable title to its Exchanged Notes, free and clear of any Liens (other than pledges or security interests that the Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Holder has not, in whole or in part, except as described in the preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its rights, title or interest in or to its Exchanged Notes, or (b) given any person or entity (other than the Undersigned) any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Notes. Upon the applicable Holder’s delivery of its Exchanged Notes to the Company pursuant to the Exchange, such Exchanged Notes shall be free and clear of all Liens created by the Holder.
Section 2.4    Accredited Investor or Qualified Institutional Buyer. The Holder is either (a) an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7) and (8) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or (b) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act; and, in each case, is acquiring the Shares hereunder for investment for its own respective account and not with a view to, or for resale in connection with, any distribution thereof in a manner that would violate the registration requirements of the Securities Act.
Section 2.5    No Affiliate, Related Party or 5% Stockholder Status. The Holder is not, and has not been during the consecutive three month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company. To its knowledge, the applicable Holder did not acquire any of the Exchanged Notes, directly or indirectly, from an Affiliate of the Company. The Holder and its Affiliates collectively beneficially own and will beneficially own as of the Initial Closing Date (but without giving effect to the Exchange) (a) less than 5% of the outstanding shares of Common Stock and (b) less than 5% of the aggregate number of votes that may be cast by holders of those outstanding securities of the Company that entitle the holders thereof to vote generally on all matters submitted to the Company's stockholders for a vote (the “Voting Power”). The Holder is not a subsidiary, affiliate or, to its knowledge, otherwise closely-related to any director or officer of the Company or beneficial owner of 5% or more of the outstanding Common Stock or Voting Power (each such director, officer or beneficial owner, a “Related Party”). To its knowledge, no Related Party beneficially owns 5% or more of the outstanding voting equity, or votes entitled to be cast by the outstanding voting equity, of the Holder.
Section 2.6    No Illegal Transactions. The Undersigned and each Holder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, disclosed to a third party any information regarding the Exchange or engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that the Undersigned was first contacted by either the Company, Lazard or any other person regarding the Exchange, this Agreement or an investment in the Shares or the Company. The Undersigned and each Holder covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will disclose to a third party any information regarding the Exchange or engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the first to occur of (a) the time the transactions contemplated by this Agreement are publicly disclosed by the Company and (b) after the close of business on the date set forth in Section 3.5. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers. Solely for purposes of this Section 2.6, subject to the Undersigned’s and the Holder’s compliance with their respective obligations under the U.S. federal securities laws and the Undersigned’s and the Holder’s respective internal policies, (i) “Undersigned” and “Holder” shall not be deemed to include any employees, subsidiaries, desks, groups or Affiliates of the Undersigned or the Holder that are effectively walled off by appropriate “Fire Wall” information barriers approved by the Undersigned’s or the Holder's respective legal or compliance department (and thus such walled off parties have not been privy to any information concerning the Exchange), and (ii) the foregoing representations and covenants of this Section 2.6 shall not apply to any transaction by or on behalf of an Account, desk or group that was effected without the advice or participation of, or such Account’s, desk’s or group’s receipt of information regarding the Exchange provided by, the Undersigned or the Holder.
Section 2.7    Adequate Information; No Reliance. The Undersigned acknowledges and agrees on behalf of itself and each Holder that (a) the Undersigned has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act, (b) the Undersigned has had a full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange, (c) the Undersigned has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to such Exchange, (d) neither the Company nor Lazard is acting as a fiduciary or financial or investment advisor to the Undersigned or any Holder and (e) neither the Undersigned nor any Holder is relying , and none of them has relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its Affiliates or representatives including, without limitation, Lazard, except for (i) the publicly available filings and submissions made by the Company with the SEC under the Exchange Act and (ii) the representations and warranties made by the Company in this Agreement.
Article III: Covenants, Representations and Warranties of the Company
The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at each Closing, to the Holders and Lazard, and all such covenants, representations and warranties shall survive each Closing.
Section 3.1    Power and Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.
Section 3.2    Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (a) the charter, bylaws or other organizational documents of the Company, (b) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, except in the case of clauses (b) or (c) where such violations, conflicts, breaches or defaults would not affect the Company’s business or its ability to consummate the transactions contemplated hereby in any material respect.
Section 3.3    Valid Issuance of the Shares. The Shares (a) are duly authorized and, upon their issuance pursuant to the Exchange against delivery of the Exchanged Notes, will be validly issued, fully paid and non-

assessable, (b) will not, at the Initial Closing, be subject to any preemptive, participation, rights of first refusal or other similar rights, and (c) assuming the accuracy of each Holder’s representations and warranties hereunder, (i) will be issued in the Exchange exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, (ii) will, at the Initial Closing, be eligible for resale by such Holder pursuant to Rule 144 promulgated under the Securities Act, and will be issued without any restrictive legends, and (iii) will be issued in compliance with all applicable state and federal laws concerning the issuance of the Shares.
Section 3.4    Listing. When issued in the Exchange, the Shares shall be approved for listing on the NYSE.
Section 3.5    Disclosure. On or before 9:00 a.m. New York time on the date of this Agreement, the Company shall issue a publicly available press release or file with the SEC a Current Report on Form 8-K disclosing all material terms of the Exchange (to the extent not previously publicly disclosed). Without the prior written consent of the Undersigned, the Company shall not disclose the name of the Undersigned or any Holder in any filing, announcement, release or otherwise in connection with this Agreement, unless such disclosure is requested or required by applicable law, rule, regulation or legal process.
Article IV: Miscellaneous
Section 4.1    Entire Agreement. This Agreement and any documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, e-mails or draft documents.
Section 4.2    Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.
Section 4.3    Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.
Section 4.4    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or any standard form of telecommunication or e-mail shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.
Section 4.5    Third Party Beneficiaries. This Agreement is also intended for the immediate benefit of Lazard. Lazard may rely on the provisions of this Agreement, including, but not limited to, the respective covenants, representations and warranties of the Undersigned, the Holders and the Company.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“UNDERSIGNED”:
_______________________________________
(in its capacities described in the first paragraph hereof)
By: _________________________________
Name: _______________________________
Title: ________________________________
“COMPANY”: FOREST CITY ENTERPRISES, INC. By: _________________________________ Name: _______________________________ Title: ________________________________

Signature Page to Exchange Agreement
Forest City Enterprises, Inc.

EXHIBIT A
Exchanging Beneficial Owners

Name of Beneficial Owner	Principal Amount of Exchanged Notes